Exhibit 99.1

Press Contact:                                                                                    Investor Contact:
Meghan Fintland                                                                               Kris Newton
NetApp                                                                                                       NetApp
1 408 822 1389                                                                                       1 408 822 3312
meghan.fintland@netapp.com                                             kris.newton@netapp.com

NETAPP REPORTS SECOND QUARTER FISCAL YEAR 2016 RESULTS

Net Revenues of $1.45 Billion, Up 8% Quarter-over-Quarter; GAAP EPS of $0.39 and Non-GAAP EPS of $0.61

•	Product revenue of $815 million, Up 23% quarter-over-quarter
•	All Flash FAS units grew 246% quarter-over-quarter
•	Flash capacity grew 80% quarter-over-quarter

Sunnyvale, Calif.—November 18, 2015—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter of fiscal year 2016, ended October 30, 2015.

Second Quarter Financial Results
Net revenues for the second quarter of fiscal year 2016 were $1.45 billion. GAAP net income for the second quarter of fiscal year 2016 was $114 million, or $0.39 income per share1 , compared to GAAP net income of $160 million, or $0.49 income per share, for the comparable period of the prior year. Non-GAAP net income for the second quarter of fiscal year 2016 was $181 million, or $0.61 income per share,2 compared to non-GAAP net income of $226 million, or $0.70 income per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments
NetApp ended the second quarter of fiscal year 2016 with $4.8 billion in total cash, cash equivalents and investments and generated $145 million in cash from operations. During the second quarter of fiscal year 2016, the Company returned $236 million to shareholders through share repurchases and a cash dividend.

The next dividend in the amount of $0.18 per share will be paid on January 20, 2016, to shareholders of record as of the close of business on January 8, 2016.

"Our Q2 results reflect the progress we are making to pivot NetApp for long-term growth in the data powered digital era. We are moving forward with clarity and speed to better address the changing industry and improve our own execution," said George Kurian, CEO. "Customer wins and partner feedback drive my strong conviction that our industry leading portfolio and differentiated Data Fabric strategy will expand our opportunity and drive long-term growth."

Q3 Fiscal Year 2016 Outlook
The Company provided the following financial guidance for the third quarter of fiscal year 2016:
•	Net revenues are expected to be in the range of $1.40 billion to $1.50 billion.
•	GAAP earnings per share is expected to be in the range of $0.47 to $0.52 per share.
•	Non-GAAP earnings per share is expected to be in the range of $0.66 to $0.71 per share.

Business Highlights
•	NetApp Accelerates Customer and Partner Journey in Hybrid Cloud and Flash Environments:
-	Guarantees 3X Performance For All-Flash Workloads. NetApp extended a special offer for buyers of select all-flash systems guaranteeing a 3X increase in enterprise database performance compared to that of traditional, non-flash disk-based systems.[3]
-	Makes the Hybrid Cloud More Secure. NetApp unveiled NetApp OnCommand® Cloud Manager 2.0 and integration with Amazon Simple Storage Service Standard-Infrequent Access (Amazon S3 Standard-IA).
-	Offers Free Controller Upgrade. Eligible customers who purchase a three-year SupportEdge Premium contract by December 31, 2015 now qualify for a new All-Flash FAS (AFF) controller free of charge as part of the renewal process.[4]
-	Extends Support Price Protection. NetApp enabled customers to extend their standard three-year warranty and support for up to four more years.
-	Offers New AFF Series Model. The new AFF8080 EX can be set up to address mainstream SAN workloads in as little as 15 minutes.
-
Expands OpenStack Capabilities. As founder of the OpenStack Manila open-source project, NetApp announced production-ready capabilities for enterprises to easily build or enhance a cloud-ready data center capable of handling business-critical and content-management applications.
•	NetApp Insight® Technical Conference Showcases How Data Fabric Increases Customer Success in the Hybrid Cloud:
-	Data Fabric Solution Essentials. NetApp starter kits make it easier for customers to become hybrid cloud ready and quickly see benefits as they evolve their infrastructures.

-	Data Fabric Enablement Services. NetApp experts help customers identify optimal workloads for the cloud and gain the architectural design and deployment insights they need for success.

-	Expansion of Cloud Service Provider Relationships. NetApp is now a Google Cloud Platform Technology Partner, providing tools which integrate to extend reach and functionality.
•	NetApp Celebrates Business and Cultural Milestones:
-	Cisco and NetApp Celebrate Five Years of FlexPod® Customer Success. FlexPod integrated infrastructure solutions deliver unprecedented value to customers with shared revenue of $5.6 billion.
-	NetApp Named #4 World's Best Multinational Workplaces. For the fifth consecutive year, NetApp's unique culture earned the company a top-five position on this prestigious list by Great Place to Work.

Webcast and Conference Call Information
NetApp will host a conference call to discuss these results today at 2 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4 p.m. Pacific Time today.

About NetApp
Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more visit http://www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q3 Fiscal Year 2016 Outlook section, statements --about our future opportunity and growth, our strategy and execution and statements made about the benefits to us and our customers of our products and partnerships, including those statements under the Business Highlights section. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as changes in storage consumption models, customer demand for and acceptance of our products and services, execution by our sales organization and our ability to continue to generate healthy operating cash flow. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled "Risk Factors" in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.
###
NetApp, the NetApp logo, FlexPod, NetApp Insight, and OnCommand are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other marks are the property of their respective owners.

1Net income per share is calculated using the diluted number of shares.
2Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company's tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com.

3Terms and conditions are available at www.netapp.com/us/media/netapp-3x-performance-guarantee.pdf.
4Additional information is available at https://mysupport.netapp.com/ecm/ecm_get_file/ECMP12520009.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company's tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods.

We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has limitations and they should not solely be used to evaluate our Company without reference to their corresponding GAAP financial measures. As such, we provide non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure Company performance against historical results, (2) facilitate comparisons to our competitors' operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 30, 2015	April 24, 2015

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,814	$5,326
Accounts receivable	587	779
Inventories	125	146
Other current assets	555	522
Total current assets	6,081	6,773

Property and equipment, net	1,004	1,030
Goodwill and purchased intangible assets, net	1,078	1,117
Other non-current assets	472	481
Total assets	$8,635	$9,401

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$226	$284
Accrued expenses	618	701
Short-term deferred revenue and financed unearned services revenue	1,609	1,724
Total current liabilities	2,453	2,709

Long-term debt	1,489	1,487
Other long-term liabilities	269	318
Long-term deferred revenue and financed unearned services revenue	1,437	1,473
Total liabilities	5,648	5,987

Stockholders' equity	2,987	3,414
Total liabilities and stockholders' equity	$8,635	$9,401

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2015	October 24, 2014	October 30, 2015	October 24, 2014

Revenues:
Product	$815	$929	$1,479	$1,812
Software maintenance	233	225	481	446
Hardware maintenance and other services	397	389	820	774
Net revenues	1,445	1,543	2,780	3,032

Cost of revenues:
Cost of product	408	402	753	796
Cost of software maintenance	9	9	19	17
Cost of hardware maintenance and other services	144	149	308	298
Total cost of revenues	561	560	1,080	1,111
Gross profit	884	983	1,700	1,921

Operating expenses:
Sales and marketing	448	488	940	968
Research and development	216	229	460	457
General and administrative	74	73	153	143
Restructuring and other charges	1	-	28	-
Total operating expenses	739	790	1,581	1,568

Income from operations	145	193	119	353

Other income (expense), net	(1)	(4)	3	(4)

Income before income taxes	144	189	122	349

Provision for income taxes	30	29	38	101

Net income	$114	$160	$84	$248

Net income per share:
Basic	$0.39	$0.50	$0.28	$0.77

Diluted	$0.39	$0.49	$0.28	$0.76

Shares used in net income per share calculations:
Basic	294	318	299	321

Diluted	296	323	302	326

Cash dividends declared per share	$0.180	$0.165	$0.360	$0.330

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 30, 2015	October 24, 2014	October 30, 2015	October 24, 2014

Cash flows from operating activities:
Net income	$114	$160	$84	$248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	77	136	155
Stock-based compensation	59	68	136	130
Excess tax benefit from stock-based compensation	(2)	(6)	(4)	(49)
Other, net	12	4	(22)	50
Changes in assets and liabilities:
Accounts receivable	(172)	(49)	189	222
Inventories	68	(3)	21	15
Accounts payable	(27)	30	(60)	(32)
Accrued expenses	31	91	(88)	(136)
Deferred revenue and financed unearned services revenue	(16)	(19)	(137)	(45)
Changes in other operating assets and liabilities, net	11	28	19	39
Net cash provided by operating activities	145	381	274	597
Cash flows from investing activities:
Redemptions of investments, net	10	170	788	361
Purchases of property and equipment	(46)	(51)	(84)	(109)
Other investing activities, net	(2)	(1)	-	(1)
Net cash provided by (used in) investing activities	(38)	118	704	251
Cash flows from financing activities:
Issuance of common stock	6	43	25	71
Repurchase of common stock	(183)	(600)	(613)	(719)
Excess tax benefit from stock-based compensation	2	6	4	49
Issuance of long-term debt, net	-	-	-	495
Dividends paid	(53)	(52)	(107)	(105)
Other financing activities, net	(2)	(2)	(3)	(4)
Net cash used in financing activities	(230)	(605)	(694)	(213)

Effect of exchange rate changes on cash and cash equivalents	(3)	(21)	(8)	(21)

Net increase (decrease) in cash and cash equivalents	(126)	(127)	276	614
Cash and cash equivalents:
Beginning of period	2,324	3,032	1,922	2,291
End of period	$2,198	$2,905	$2,198	$2,905

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q2 FY'16	Q1 FY'16	Q2 FY'15
Revenues
Product	$815	$664	$929
Software Maintenance	$233	$248	$225
Hardware Maintenance & Other Services:	$397	$423	$389
Hardware Maintenance Support Contracts	$326	$346	$311
Professional and Other Services	$71	$77	$78
Net Revenues	$1,445	$1,335	$1,543

Geographic Mix
	% of Q2 FY'16 Revenue	% of Q1 FY'16 Revenue	% of Q2 FY'15 Revenue
Americas	57%	56%	59%
Americas Commercial	42%	44%	42%
U.S. Public Sector	14%	12%	17%
EMEA	30%	31%	28%
Asia Pacific	14%	13%	13%

Pathways Mix
	% of Q2 FY'16 Revenue	% of Q1 FY'16 Revenue	% of Q2 FY'15 Revenue
Direct	23%	22%	21%
Indirect	77%	77%	79%

Direct revenues are those sold through our direct sales force and, effective Q1 FY'16, include those sold to service providers. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors. Indirect revenue reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q2 FY'16	Q1 FY'16	Q2 FY'15
Non-GAAP Gross Margin	62.5%	63.6%	65.0%
Product	51.8%	51.2%	58.4%
Software Maintenance	96.1%	96.2%	96.2%
Hardware Maintenance & Other Services	64.7%	64.1%	62.7%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q2 FY'16	Q1 FY'16	Q2 FY'15
Non-GAAP Income from Operations	$219	$103	$275
% of Net Revenues	15.2%	7.7%	17.8%
Non-GAAP Income before Income Taxes	$218	$107	$271
Non-GAAP Effective Tax Rate	17.0%	17.0%	16.5%

Non-GAAP Net Income
	Q2 FY'16	Q1 FY'16	Q2 FY'15
Non-GAAP Net Income	$181	$89	$226
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	296	308	323
Non-GAAP Net Income per Share, Diluted	$0.61	$0.29	$0.70

Select Balance Sheet Items
	Q2 FY'16	Q1 FY'16	Q2 FY'15
Deferred Revenue and Financed Unearned Services Revenue	$3,046	$3,066	$3,047
DSO (days)	37	30	37
Inventory Turns	17	10	20

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter. Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2 FY'16	Q1 FY'16	Q2 FY'15
Net Cash Provided by Operating Activities	$145	$129	$381
Purchases of Property and Equipment	$46	$38	$51
Free Cash Flow	$99	$91	$330
Free Cash Flow as % of Net Revenues	6.9%	6.8%	21.4%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment. Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY16	Q1'FY16	Q2'FY15

NET INCOME (LOSS)	$114	$(30)	$160
Adjustments:
Amortization of intangible assets	14	14	14
Stock-based compensation	59	77	68
Asset impairment	-	11	-
Restructuring and other charges	1	27	-
Income tax effect of non-GAAP adjustments	(17)	(23)	(16)
Settlement of income tax audit	10	13	-
NON-GAAP NET INCOME	$181	$89	$226

COST OF REVENUES	$561	$519	$560
Adjustments:
Amortization of intangible assets	(14)	(14)	(14)
Stock-based compensation	(5)	(8)	(5)
Asset impairment	-	(11)	-
NON-GAAP COST OF REVENUES	$542	$486	$540

COST OF PRODUCT REVENUES	$408	$345	$402
Adjustments:
Amortization of intangible assets	(14)	(14)	(14)
Stock-based compensation	(1)	(2)	(2)
Asset impairment	-	(5)	-
NON-GAAP COST OF PRODUCT REVENUES	$393	$324	$387

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$144	$164	$149
Adjustments:
Stock-based compensation	(4)	(6)	(3)
Asset impairment	-	(6)	-
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$140	$152	$145

GROSS PROFIT	$884	$816	$983
Adjustments:
Amortization of intangible assets	14	14	14
Stock-based compensation	5	8	5
Asset impairment	-	11	-
NON-GAAP GROSS PROFIT	$903	$849	$1,002

SALES AND MARKETING EXPENSES	$448	$492	$488
Adjustment:
Stock-based compensation	(26)	(31)	(30)
NON-GAAP SALES AND MARKETING EXPENSES	$422	$461	$457

RESEARCH AND DEVELOPMENT EXPENSES	$216	$244	$229
Adjustment:
Stock-based compensation	(18)	(26)	(22)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$198	$218	$208

GENERAL AND ADMINISTRATIVE EXPENSES	$74	$79	$73
Adjustment:
Stock-based compensation	(10)	(12)	(11)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$64	$67	$62

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY16	Q1'FY16	Q2'FY15

RESTRUCTURING AND OTHER CHARGES	$1	$27	$-
Adjustment:
Restructuring and other charges	(1)	(27)	-
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-

OPERATING EXPENSES	$739	$842	$790
Adjustments:
Stock-based compensation	(54)	(69)	(63)
Restructuring and other charges	(1)	(27)	-
NON-GAAP OPERATING EXPENSES	$684	$746	$728

INCOME (LOSS) FROM OPERATIONS	$145	$(26)	$193
Adjustments:
Amortization of intangible assets	14	14	14
Stock-based compensation	59	77	68
Asset impairment	-	11	-
Restructuring and other charges	1	27	-
NON-GAAP INCOME FROM OPERATIONS	$219	$103	$275

INCOME (LOSS) BEFORE INCOME TAXES	$144	$(22)	$189
Adjustments:
Amortization of intangible assets	14	14	14
Stock-based compensation	59	77	68
Asset impairment	-	11	-
Restructuring and other charges	1	27	-
NON-GAAP INCOME BEFORE INCOME TAXES	$218	$107	$271

PROVISION FOR INCOME TAXES	$30	$8	$29
Adjustments:
Income tax effect of non-GAAP adjustments	17	23	16
Settlement of income tax audit	(10)	(13)	-
NON-GAAP PROVISION FOR INCOME TAXES	$37	$18	$45

NET INCOME (LOSS) PER SHARE	$0.39	$(0.10)	$0.49
Adjustments:
Amortization of intangible assets	0.05	0.05	0.04
Stock-based compensation	0.20	0.25	0.21
Asset impairment	-	0.04	-
Restructuring and other charges	-	0.09	-
Income tax effect of non-GAAP adjustments	(0.06)	(0.08)	(0.05)
Settlement of income tax audit	0.03	0.04	-
NON-GAAP NET INCOME PER SHARE	$0.61	$0.29	$0.70

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY16	Q1'FY16	Q2'FY15

Gross margin-GAAP	61.2%	61.1%	63.7%
Cost of revenues adjustments	1.3%	2.5%	1.3%
Gross margin-Non-GAAP	62.5%	63.6%	65.0%

GAAP cost of revenues	$561	$519	$560
Cost of revenues adjustments:
Amortization of intangible assets	(14)	(14)	(14)
Stock-based compensation	(5)	(8)	(5)
Asset impairment	-	(11)	-
Non-GAAP cost of revenues	$542	$486	$540

Net revenues	$1,445	$1,335	$1,543

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY16	Q1'FY16	Q2'FY15

Product gross margin-GAAP	49.9%	48.0%	56.8%
Cost of product revenues adjustments	1.8%	3.2%	1.6%
Product gross margin-Non-GAAP	51.8%	51.2%	58.4%

GAAP cost of product revenues	$408	$345	$402
Cost of product revenues adjustments:
Amortization of intangible assets	(14)	(14)	(14)
Stock-based compensation	(1)	(2)	(2)
Asset impairment	-	(5)	-
Non-GAAP cost of product revenues	$393	$324	$387

Product revenues	$815	$664	$929

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q2'FY16	Q1'FY16	Q2'FY15

Hardware maintenance and other services gross margin-GAAP	63.7%	61.2%	61.6%
Cost of hardware maintenance and other services revenues adjustments	1.0%	2.8%	1.2%
Hardware maintenance and other services gross margin-Non-GAAP	64.7%	64.1%	62.7%

GAAP cost of hardware maintenance and other services revenues	$144	$164	$149
Cost of hardware maintenance and other services revenues adjustments:
Stock-based compensation	(4)	(6)	(3)
Asset impairment	-	(6)	-
Non-GAAP cost of hardware maintenance and other services revenues	$140	$152	$145

Hardware maintenance and other services revenues	$397	$423	$389

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY16	Q1'FY16	Q2'FY15

GAAP effective tax rate	20.8%	(36.4%)	15.4%
Adjustments:
Tax effect of non-GAAP adjustments	0.8%	65.5%	1.1%
Settlement of income tax audit	(4.6%)	(12.1%)	-%
Non-GAAP effective tax rate	17.0%	17.0%	16.5%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY16	Q1'FY16	Q2'FY15
Net cash provided by operating activities	$145	$129	$381
Purchases of property and equipment	(46)	(38)	(51)
Free cash flow	$99	$91	$330

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q2'FY16	Q1'FY16	Q2'FY15
Annualized inventory turns-GAAP	18	11	21
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	17	10	20

GAAP cost of revenues	$561	$519	$560
Cost of revenues adjustments:
Amortization of intangible assets	(14)	(14)	(14)
Stock-based compensation	(5)	(8)	(5)
Asset impairment	-	(11)	-
Non-GAAP cost of revenues	$542	$486	$540

Inventory	$125	$193	$108

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2016

Third Quarter
Fiscal 2016

Non-GAAP Guidance - Net Income Per Share	$0.66 - $0.71

Adjustments of Specific Items to Net Income Per Share for the Third Quarter Fiscal 2016:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.19)
Income tax effect of non-GAAP adjustments	0.05
Total Adjustments	(0.19)

GAAP Guidance - Net Income Per Share	$0.47 - $0.52